Exhibit 15.1

Consent Letter

October 20, 2025

To:

Haoxi Health Technology Limited (the “Company”)

Room 801, Tower C, Floor 8, Building 103, Huizhongli, Chaoyang District

Beijing, China

Dear Sir/Madam,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the Registration Haoxi Health Technology Limited(the “Company”) on Form 20-F, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Sino Pro Law Firm
Sino Pro Law Firm